Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Receives
Shareholder Letter

Boston, MA, – (BUSINESS WIRE) – Dec 4, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) commented today on a letter it received from Ramius LLC on December 2, 2008 addressing, among other matters, issues relating to Blackstone Medical and the composition of the company’s Board of Directors.

Orthofix Group President and Chief Executive Officer Alan Milinazzo stated, “We have given this letter to our Board of Directors, which will carefully consider the matters raised by Ramius.  The Board remains committed to pursuing the Company's long-term business strategy and, at the same time, our management team will continue working on an ongoing basis with the Company’s financial advisor, Morgan Stanley, which had been engaged earlier this year to identify potential alternatives for creating additional shareholder value.”

Mr. Milinazzo also noted, “Over the past several quarters, we have developed and have begun to execute on what we believe is a comprehensive, reasonable, and achievable strategy designed to substantially improve the financial performance of our Blackstone business.  This strategy, as discussed during recent investor day presentations and our subsequent third quarter earnings call, involves plans to introduce a number of new and innovative products through 2009, to leverage our strengthened and expanded distribution network, and to implement initiatives that will capture operational synergies in our existing Texas facility.  We look forward to discussing the results of these efforts with our shareholders in the future.”

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.